UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 6, 2023

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Carnegie Ave, 4th Floor

Cleveland, OH 44103

(Address of principal executive offices) (Zip Code)

(646) 813-4701
(Registrant’s telephone number, including area code)

1330 Avenue of the Americas, 33rd Floor,

New York, NY 10019

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	Nasdaq Capital Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2023, the Board of Directors (the “Board”) of Abeona Therapeutics Inc. (the “Company”), in accordance with Article III.1 of the Company’s Amended and Restated Bylaws (“Bylaws”), approved a decrease in the size of the Board by two directors, from nine to seven, effective at the conclusion of the Company’s 2023 Annual Shareholder Meeting. Also on April 6, 2023, Michael Amoroso, Chairman of the Board, relinquished his seat as a Class 2 director and was immediately appointed as a Class 1 director by the Board to stand for reelection at the 2023 Annual Shareholder Meeting. Mr. Amoroso’s transition from Class 2 to Class 1 was effected solely to maintain compliance with Article VII.B of the Company’s Articles of Incorporation and Article III.1 of the Bylaws, both of which require that the three director classes of the Board be divided “as nearly equal in number as possible,” and Mr. Amoroso’s service on the Board is deemed to have continued without any break in service. The Company is not entering into any new plan, contract, or compensatory arrangement in connection with Mr. Amoroso’s transition of director classes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

By:	/s/ Joseph Vazzano
Name:	Joseph Vazzano
Title:	Chief Financial Officer

Date: April 11, 2023